Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of January 20, 2026, by and between Anteris Technologies Global Corp., a Delaware corporation (the “Company”), and Covidien Group S.à r.l., a Luxembourg company (the “Investor”).

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below);

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, contemporaneously with the sale of the Shares, the parties hereto will execute and deliver (a) a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws and (b) an Investor Rights Agreement, substantially in the form attached hereto as Exhibit B, which will set forth certain terms and conditions regarding the Investor’s ownership of the Shares and to establish certain rights, restrictions and obligations of the Company and the Investor with respect to the Shares.

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Investor agree as follows:

1.          Definitions. As used in this Agreement, the following terms shall have the following respective meanings:“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Bylaws” means the Amended and Restated Bylaws of the Company, as currently in effect.

“Amended and Restated Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

“ASX” means the ASX Limited (ABN  98 008 624 691) or the financial market operated by it known as the “Australian Securities Exchange”, as the context requires.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in either the United States or Australia or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CDIs” has the meaning set forth in Section 3.11.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Commitment Amount” means $90,000,000.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble.

“Confidentiality Agreement” has the meaning set forth in Section 8.9(a).

“Corporations Act” means the Corporations Act 2001 (Cth).

“Drug Regulatory Agency” means the U.S. Food and Drug Administration (“FDA”) or other foreign, state, local or comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or biological products and drug or biological product candidates.

“EU” has the meaning set forth in Section 3.13.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b).

“GAAP” has the meaning set forth in Section 3.8(b).

“Health Care Laws” has the meaning set forth in Section 3.13.

“Indemnified Person” has the meaning set forth in Section 5.9.

“Intellectual Property” has the meaning set forth in Section 3.10.

“Investor” has the meaning set forth in the preamble.

“Investor Rights Agreement” has the meaning set forth in Section 6.1(l).

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is or would reasonably be expected to be materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements or with respect to the Closing, or would reasonably be expected to do so.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market and The Nasdaq Capital Market.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Pricing Date” means the date on which the underwriting agreement for the Public Offering is entered into.

“Public Offering” means the Company’s next registered firm commitment underwritten offering that is consummated on or before January 30, 2026.

“Public Offering Price” means the per share price to the public in the Public Offering, as set forth on the cover page of the final prospectus supplement relating to the Public Offering.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(k).

“Regulatory Agencies” has the meaning set forth in Section 3.12.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Share Cap” means that number of shares that is equal to 19.99% of the total number of issued and outstanding shares of Common Stock as of 5:00 p.m. Eastern Time on the day immediately preceding the date of this Agreement plus the number of shares of Common Stock to be issued in the initial closing Public Offering (inclusive of any shares issued in the initial closing of the Public Offering pursuant to any underwriters’ option to purchase additional shares).

“Share Price” means the Public Offering Price.

“Shares” has the meaning set forth in the recitals.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location or reservation of borrowable shares of Common Stock).

“Studies” has the meaning set forth in Section 3.12.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company or its subsidiaries (if any) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Transaction Agreements” means this Agreement, the Registration Rights Agreement and the Investor Rights Agreement.

“Transfer Agent” means, with respect to the Common Stock, Computershare Trust Company, N.A. or such other financial institution that provides transfer agent services as the Company may engage from time to time.

2.           Purchase and Sale of Securities.

2.1
Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase, the number of Shares equal to the Commitment Amount divided by the Share Price (rounded down to the nearest whole Share); provided, however, that if the Share Price is less than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d) and the number of Shares to be issued to the Investor pursuant to the forgoing calculation shall exceed the Share Cap, then the aggregate number of Shares to be issued to the Investor shall be reduced to equal the Share Cap; provided, further, that, in all events, the number of Shares to be issued to the Investor shall be further capped at 19.99% of the issued and outstanding shares of Common Stock or voting power of the Company (with such ownership percentage calculated in accordance with the rules of Nasdaq relating to compliance with Nasdaq Listing Rule 5635(b)) (in each case rounded down to the nearest whole Share). The purchase price per Share is equal to the Share Price.

2.2
Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5.6 of this Agreement, the closing of the purchase and sale of the Shares (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Investor but in no event earlier than (a) the initial closing of the Public Offering and (b) the second Business Day after the Pricing Date. At the Closing, the Shares shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by the Investor, representing the number of Shares to be purchased by the Investor at the Closing in accordance with Section 2.1, against payment to the Company of the purchase price therefor as determined in accordance with Section 2.1 (the “Aggregate Purchase Amount”) in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investor within two Business Days after the date of this Agreement. On the Closing Date, the Company will cause the Transfer Agent to issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall provide evidence of such issuance from the Transfer Agent as soon as reasonably practical following the Closing Date to the Investor. In the event that the Closing has not occurred within one Business Day after the expected Closing Date, unless otherwise agreed by the Company and the Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Aggregate Purchase Amount to the Investor by wire transfer of United States dollars in immediately available funds to the account specified by the Investor, and any book entries for the Shares shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve the Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Shares at the Closing.

3.          Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1
Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries is (a) duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which such qualification is required, except in each case as would not reasonably be expected to have a Material Adverse Effect.

3.2
Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. There are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

3.3
Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

3.4
Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Shares. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares has been taken, including, without limitation, the approval of the Board of Directors (or a committee thereof). Each Transaction Agreement has been, or will be, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investor of each Transaction Agreement and that each Transaction Agreement constitutes the legal, valid and binding agreement of the Investor, each Transaction Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5
Valid Issuance. The Shares being purchased by the Investor hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Shares does not (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investor) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company. Subject to the accuracy of the representations and warranties made by the Investor in Section 4, the offer and sale of the Shares to the Investor is, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6
No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Agreements will not (a) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7
Consents. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4 hereof, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Shares and the performance by the Company of its other obligations under the Transaction Agreements, except (a) as have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices or application(s) to Nasdaq or the ASX for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the registration statement required to be filed by the Registration Rights Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8
SEC Filings; Financial Statements.

(a)
The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act.

(b)
The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods therein specified (except as otherwise noted therein, and except that any unaudited financial statements may not contain certain footnotes and are subject to normal and recurring year-end adjustments). Except as set forth in the Financial Statements filed prior to the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(c)
The Company is in compliance with its periodic and continuous disclosure obligations under the ASX Listing Rules and the Corporations Act, and as of the date of this Agreement is not withholding any information from disclosure to the ASX under the exceptions in ASX Listing Rule 3.1A, except for the subject matter of this Agreement or the Public Offering.

3.9
Absence of Changes.  Since December 31, 2024, (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or any of its subsidiaries (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the SEC Reports; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 3.9:

(a)
any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(b)
general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(c)
any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(d)
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;

(e)
national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;

(f)
material changes in laws after the date of this Agreement; and

(g)
in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

3.10
Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the SEC Reports  necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Intellectual Property of the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part.  To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect.  To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property.  The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.11
Listing. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Market under the symbol “AVR.” The CHESS Depositary Interests (“CDIs”), with each CDI representing a unit of beneficial ownership in one share of Common Stock, are duly listed, admitted and authorized for trading on the ASX. The Company is in compliance with all listing requirements of Nasdaq and the ASX applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq, the ASX or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Market or the listing of the CDIs on the ASX or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.12
Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials and other studies used to support regulatory approval (collectively, “Studies”) being conducted by or on behalf of, or sponsored by, the Company or its subsidiaries that are described in, or the results of which are referred to in, the SEC Reports were (and, if still pending, are being) conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures; (ii) each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports; (iii) the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. federal, state or local government or foreign regulatory body or Drug Regulatory Agency, or Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the SEC Reports; (iv) neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any of the Regulatory Agencies requiring the termination or suspension of or imposing any clinical hold on any clinical trials that are described or referred to in the SEC Reports; and (v) the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

3.13
Compliance with Health Care Laws.  The Company and its subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the current business of the Company and its subsidiaries or any of their respective activities.  For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Medical Devices Regulation (Regulation (EU) No. 2017/745); (vi) all other applicable local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries; and (vii) the regulations promulgated pursuant to such laws and any state or foreign counterpart thereof.  Neither the Company nor any of its subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, investigation, arbitration or other action threatened.  The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).  Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.  Additionally, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective employees, officers, directors or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

3.14
Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.15
General Solicitation; No Integration or Aggregation. Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (a) integrated with the offer and sale of the Shares pursuant to this Agreement for purposes of the Securities Act or (b) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Market. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4 hereof, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby.

3.16
Brokers and Finders. Other than Wells Fargo Securities, LLC, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.17
Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder; or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

3.18
Reliance by the Investor. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that the Investor will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

4.         Representations and Warranties of the Investor. The Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:

4.1
Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2
Authorization. The Investor has all requisite corporate or similar power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate, member or partnership action on the part of the Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the other transactions contemplated in the Transaction Agreements have been taken. The execution, delivery and performance by the Investor of the Transaction Agreements the Investor is a party have been duly authorized, and each has been, or will be, duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3
No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Shares in accordance with their terms and the consummation by the Investor of the other transactions contemplated by this Agreement and the other Transaction Agreements will not conflict with or result in any violation of, breach or default by the Investor (with or without notice or lapse of time, or both) under, conflict with or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (a) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable, or (b) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulation, applicable to the Investor or its properties or assets, except, in the case of clause (b), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

4.4
Residency. The Investor’s offices in which its investment decision with respect to the Shares was made are located at the address set forth in Section 8.2, except as otherwise communicated by the Investor to the Company.

4.5
Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6
Investment Representations and Warranties. The Investor hereby represents and warrants that, as of the date of this Agreement, it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Shares. The Investor further represents and warrants that (a) it is capable of evaluating the merits and risks of such investment, and (b) that it has not been organized for the purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction. The Investor understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

4.7
Intent. The Investor is purchasing the Shares solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws. The Investor has no present arrangement to sell the Shares to or through any Person. The Investor understands that the Shares must be held indefinitely unless the Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time.

4.8
Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (a) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (b) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Shares and the Investor acknowledges specifically that a possibility of total loss exists.

4.9
Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in the Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4.10
Shares Not Registered; Legends. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

The Investor understands that any certificates or book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

In addition, the Shares may contain a legend regarding affiliate status of the Investor, if applicable.

4.11
No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Company. The Investor became aware of this offering of the Shares solely as a result of a pre-existing, substantive relationship with the Company, or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, or employees, or the representatives of such Persons. The Shares were offered to the Investor solely by direct contact between the Investor and the Company or their respective representatives. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means, and none of the Company or any of its representatives acted as investment advisor, broker or dealer to the Investor. The Investor is not purchasing the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.12
Access to Information. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor, upon the SEC Reports, upon announcements made to the ASX and upon the representations, warranties and covenants set forth herein. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.13
Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Other than to the Company and its advisors and agents and to the Investor’s advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.           Covenants.

5.1
Further Assurances. Each party agrees to cooperate with the other party and the other party’s respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other party hereto in complying with the terms of this Agreement. The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

5.2
Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Global Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

5.3         Disclosure of Transactions.

(a)
On or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated by this Agreement.

(b)
Immediately following entry into this Agreement, the Company will announce the material terms of the transactions contemplated by this Agreement to the ASX together with an Appendix 3B as required by ASX Listing Rule 3.10.3(a).

(c)
Immediately following issuance of the Shares, the Company will release an Appendix 3G as required by ASX Listing Rule 3.10.3C and a cleansing statement (or cleansing prospectus, if that is not possible).

5.4
Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5
Removal of Legends.

(a)
Subject to and as required by the Investor Rights Agreement, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b)
Commencing on the second anniversary of the Closing Date, subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and as soon as reasonably practicable following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

5.6
Withholding Taxes. The Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.7
Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby.

5.8
No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Agreements.

5.9
Indemnification.

(a)
The Company agrees to indemnify and hold harmless the Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisors and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

(b)
Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.10
Subsequent Equity Sales. From the date of this Agreement until ninety (90) days after the Closing Date, the Company shall not (i) issue shares of Common Stock or Common Stock Equivalents other than in connection with the Public Offering, (ii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (iii) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents, except in connection with the Public Offering or pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 5.10 shall not apply to (a) the issuance of the Shares hereunder, (b) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (c) below, (c) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (d) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities under an equity incentive plan or employee stock purchase plan or (e) the issuance of Common Stock in connection with the Public Offering.

6.           Conditions of Closing.

6.1
Conditions to the Obligation of the Investor. The obligation of the Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)
Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.

(b)
Minimum Purchase. The Investor shall have received evidence reasonably acceptable to the Investor that the number of Shares to be purchased by the Investor pursuant to Section 2.1 shall be not less than 16% of the total number issued and outstanding shares of Common Stock on a pro forma basis giving effect to the Public Offering and the purchase of the Shares under this Agreement.

(c)
Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(d)
No Injunction. The purchase of and payment for the Shares by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation, and no such prohibition shall have been threatened in writing.

(e)
Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares, all of which shall be in full force and effect.

(f)
Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.

(g)
Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(h)
Opinion of Company Counsel. The Company shall have delivered to the Investor the opinion of Sidley Austin LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investor and addressing such legal matters as the Investor and the Company reasonably agree.

(i)
Compliance Certificate. An authorized officer of the Company shall have delivered to the Investor at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(d) (No Injunction), 6.1(e) (Consents), 6.1(f) (Transfer Agent), 6.1(g) (Adverse Changes), 6.1(m) (Listing Requirements) and 6.1(n) (No Injunction) of this Agreement have been fulfilled.

(j)
Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investor at the Closing Date a certificate certifying (A) the Amended and Restated Certificate of Incorporation; (B) the Amended and Restated Bylaws; and (C) resolutions of the Board of Directors (or an authorized committee thereof) approving the Transaction Agreements, the transactions contemplated by the Transaction Agreements and the issuance of the Shares.

(k)
Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) to the Investor.

(l)
Investor Rights Agreement. The Company shall have executed and delivered the Investor Rights Agreement in the form attached hereto as Exhibit B (the “Investor Rights Agreement”) to the Investor.

(m)
Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the ASX, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock (other than any trading halt associated with the conduct of the Public Offering, if applicable). The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, in writing by the SEC or the National Exchange; and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.

(n)
No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental body, shall have been issued, and no action or proceeding shall have been instituted by any governmental body, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

(o)
Payment. Except as may be agreed to between the Company and the Investor in accordance with Section 2.2 of this Agreement, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by the Investor at the Closing as determined pursuant to Section 2.1.

6.2
Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Investor the Shares to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)
Representations and Warranties. The representations and warranties of the Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b)
Performance. The Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by the Investor on or prior to the Closing Date.

(c)
Injunction. The purchase of and payment for the Shares by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)
Registration Rights Agreement. The Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached hereto as Exhibit A.

(e)
Investor Rights Agreement. The Investor shall have executed and delivered the Investor Rights Agreement to the Company in the form attached hereto as Exhibit B.

(f)
Payment. Except as may be agreed to among the Company and the Investor in accordance with Section 2.2 of this Agreement, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by the Investor as determined pursuant to Section 2.1.

7.           Termination.

7.1
Termination. The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(a)
upon the mutual written consent of the Company and the Investor prior to the Closing;

(b)
by the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c)
by the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(d)
by either the Company or the Investor if the Closing has not occurred on or prior to the tenth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (b) and (c) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2
Notice. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8.           Miscellaneous Provisions.

8.1
Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor the Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investor reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith any Investor comments (except that the Company shall not be required to consult with the Investor on any standard notifications to be given to the ASX relating to the Company’s securities on issue as result of the transactions provided for under this Agreement). The Company shall not include the name of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC if so required by the applicable rules of the SEC) without the prior written consent of the Investor, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance (except that the Company shall not be required to consult with the Investor on any standard notifications to be given to the ASX relating to the Company’s securities on issue as result of the transactions provided for under this Agreement). Notwithstanding anything to the contrary in this Section 8.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

8.2
Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

If to the Company, addressed as follows:

Anteris Technologies Global Corp.
860 Blue Gentian Road, Suite 340
Eagan, Minnesota 55121
Attention: General Counsel
Email: generalcounsel@anteristech.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Beth E. Berg Email: bberg@sidley.com	Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, California 94104 Attention: Carlton Fleming Email: cfleming@sidley.com

If to the Investor, addressed as follows:

c/o Medtronic, Inc.
Medtronic Operational Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5604
Attention: Chris Eso; Peter Shimabukuro
Email: chris.e.eso@medtronic.com; peter.t.shimabukuro@medtronic.com with a copy to (which shall not constitute notice):

Fredrikson & Byron, P.A.
60 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
Attention: Christopher Melsha; Andrew Nick
Email: cmelsha@fredlaw.com; anick@fredlaw.com

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.3
Consent to Electronic Notice. The Investor consents to the delivery of any stockholder notice pursuant to Section 232 of the Delaware General Corporation Law, as amended or superseded from time to time, at the e-mail address set forth in Section 8.2, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.4
Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5
Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b)
The Company and the Investor hereby irrevocably and unconditionally:

(i)
submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware);

(ii)
consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)
agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)
agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)
irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6
Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7
Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of the Shares to the Investor.

8.8
Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another Person (a) to perform all or part of its obligations under this Agreement or (b) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Investor, and (y) the Investor, in the case of the Company, provided that the Investor may, without the prior consent of the Company but following delivery of written notice to the Company, assign its rights to purchase the Shares hereunder to any of its Affiliates (provided such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver to the Company an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.9
Confidential Information.

(a)
The terms and conditions of that certain Confidentiality Agreement, dated as of June 25, 2024 (the “Confidentiality Agreement”), between the Company and the Investor shall continue in full force and effect following the Closing.

(b)
The Company may request from the Investor such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq or the ASX. The Investor acknowledges that the Company may file a copy of the Transaction Agreements with the SEC as exhibits to a periodic report or a registration statement of the Company.

8.10
Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third-party beneficiary with respect to this Agreement or the transactions contemplated hereby.

8.11
Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.12
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.13
Entire Agreement; Amendments. This Agreement, the other Transaction Agreements (including all schedules and exhibits hereto and thereto) and the Confidentiality Agreement constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor. The Company, on the one hand, and the Investor, on the other hand, may by an instrument signed in writing by such party waive the performance, compliance or satisfaction by the Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the Investor or the Company, respectively.

8.14
Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms.

8.15
Contract Interpretation. This Agreement is the joint product of the Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against either party hereto. For purposes of this Agreement, the word “or” is not exclusive.

8.16
Arm’s-Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:	/s/ Wayne Paterson
Wayne Paterson
Vice Chairman and Chief Executive Officer

Stock Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

COVIDIEN GROUP S.À.R.L.

By:	/s/ Salvador Sens
Name:	Salvador Sens
Title:	General Manager

Stock Purchase Agreement

EXHIBIT A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 22, 2026, is entered into by and between Anteris Technologies Global Corp., a Delaware corporation (the “Company”), and Covidien Group S.à r.l., a Luxembourg company (together with its respective permitted assigns, the “Investor”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement by and between the parties hereto, dated as of January 20, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS, upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to issue to the Investor, and the Investor has agreed to purchase, an aggregate of up to $90.0 million of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Purchase Agreement;

WHEREAS, to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws; and

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.
Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the recitals.

“Allowed Delay” has the meaning set forth in Section 2(d).

“Availability Date” has the meaning set forth in Section 3(h).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Australia or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Claims” has the meaning set forth in Section 6(a).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“DGCL” has the meaning set forth in Section 10(b).

“Effectiveness Deadline” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 3(b).

“Filing Deadline” has the meaning set forth in Section 2(a).

“Indemnified Damages” has the meaning set forth in Section 6(a).

“Indemnified Party” has the meaning set forth in Section 6(b).

“Indemnified Person” has the meaning set forth in Section 6(a).

“Initial Registration Statement” has the meaning set forth in Section 2(a).

“Investor” has the meaning set forth in the recitals.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of January 22, 2026, between the Company and the Investor.

“New Registration Effectiveness Deadline” has the meaning set forth in Section 2(c).

“New Registration Filing Deadline” has the meaning set forth in Section 2(c).

“New Registration Statement” has the meaning set forth in Section 2(c).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Prospectus” means (a) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (b) any “free writing prospectus” as defined in Rule 405 under the Securities Act, relating to the terms of the offering of any portion of the Registrable Securities.

“Purchase Agreement” has the meaning set forth in the recitals.

“Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

“Registrable Securities” means the Shares and any Common Stock issued or issuable with respect to the Shares as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event. Registrable Securities shall cease to be Registrable Securities upon the date on which the Investor shall have resold all the Registrable Securities covered by the Registration Statement.

2

“Registration Expenses” means all registration and filing fee expenses incurred by the Company in effecting any registration pursuant to this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance).

“Registration Period” has the meaning set forth in Section 2(b).

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, that Registers Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws. “Registration Statement” shall also include a New Registration Statement, as amended when each became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC.

“Securities Act” has the meaning set forth in the recitals.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to the Investor’s disposition of the Registrable Securities.

“Shares” has the meaning set forth in the recitals.

“Suspension Event” has the meaning set forth in Section 3(e).

“Underwritten Offering” has the meaning set forth in Section 2(f)(i).

“Takedown Notice” has the meaning set forth in Section 2(f)(i).

“Violations” has the meaning set forth in Section 6(a).

3

2.
Registration.

(a)
Mandatory Registration. The Company shall, as promptly as reasonably practicable and in any event no later than the 18th-month anniversary of the Closing Date (the “Filing Deadline”), prepare and file with the SEC an initial Registration Statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities. Before filing the Registration Statement, the Company shall furnish to the Investor a copy of the Registration Statement. The Investor and its counsel shall have at least three Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related Prospectus, prior to its filing with the SEC. Subject to any SEC comments, such Registration Statement shall include the plan of distribution substantially in the form attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder of securities of the Company without the prior written consent of the Investor. The Company shall (i) use commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as the Investor or its counsel reasonably proposed by the Investor, and (ii) not file any Registration Statement or Prospectus or any amendment or supplement thereto containing information regarding the Investor to which Investor reasonably objects, unless such information is required to comply with any applicable law or regulation. The Investor shall furnish all information reasonably requested by the Company and as shall be reasonably required in connection with any registration referred to in this Agreement.

(b)
Effectiveness. The Company shall use its reasonable best efforts to have the Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of (i) the 75th calendar day following the initial filing date of the Initial Registration Statement if the SEC notifies the Company that it will “review” the Initial Registration Statement and (ii) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within 24 hours, after the Registration Statement is declared effective or is supplemented and shall provide the Investor with copies of any Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use reasonable best efforts to keep the Initial Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Investor shall have resold all the Registrable Securities covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investor without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect (the “Registration Period”). The Initial Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

4

(c)
Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement at any time is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Initial Registration Statement or file a new registration statement (together with any prospectuses or prospectus supplements thereunder, a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten Business Days after the necessity therefor arises (the “New Registration Filing Deadline”). The Company shall use its reasonable best efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but no later than the earlier of (i) the 75th calendar day following the initial filing date of the New Registration Statement if the SEC notifies the Company that it will “review” the New Registration Statement and (ii) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the New Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of such dates, the “New Registration Effectiveness Deadline”). The provisions of Sections 2(a) and (b) shall apply to the New Registration Statement, except as modified hereby.

(d)
Liquidated Damages. If at any time after the expiration of the Restricted Period (as defined in the Investor Rights Agreement) (i) the Initial Registration Statement has not been declared effective by the Effectiveness Deadline, (ii) if applicable, a New Registration Statement has not been filed by the New Registration Filing Deadline, (iii) if applicable, a New Registration Statement has not been declared effective by the New Registration Effectiveness Deadline or (iv) after any Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such Registration Statement), but excluding any Allowed Delay (as defined below), then the Company will make payments to the Investor then holding Registrable Securities (or its transferee), as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount paid pursuant to the Purchase Agreement by the Investor for such Registrable Securities then held by the Investor for each 30-day period or pro rata for any portion thereof during which the failure continues (the “Blackout Period”), provided that no liquidated damages shall be payable if and to the extent to, despite best efforts by the Company to avoid a breach hereof, the Company’s failure was caused by a government shutdown resulting in the SEC’s inability to review or declare effective the Registration Statement. Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in cash no later than five  Business Days after each such 30-day period following the commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Interest shall accrue at the rate of 8% per annum on any such liquidated damages payments that shall not be paid by the Blackout Period Payment Date until such amount is paid in full. Notwithstanding the above, in no event shall the aggregate amount of liquidated damages (or interest thereon) paid under this Agreement to the Investor exceed 5.0% of the aggregate purchase price of the Shares purchased by the Investor under the Purchase Agreement.  Notwithstanding anything in this Section 2(d) to the contrary, during any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because any Investor fails to furnish information required to be provided pursuant to Section 2(a) or Section 4(a) within three  Business Days of the Company’s request, any liquidated damages that would otherwise accrue as to such Investor only shall be tolled until such information is delivered to the Company.

5

(e)
Allowed Delays. On no more than two occasions and for not more than 30 consecutive days or for a total of not more than 60 days in any 12 month period, the Company may delay the effectiveness of the Initial Registration Statement or any other Registration Statement, or suspend the use of any Prospectus, in the event that the Company or the Board of Directors determines, in good faith and upon advice of legal counsel, that such delay or suspension is necessary to (i) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (ii) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (A) notify the Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Investor) disclose to the Investor any material non-public information giving rise to an Allowed Delay, (B) advise the Investor in writing to cease all sales under the applicable Registration Statement until the end of the Allowed Delay and (C) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(f)
Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter.” The Investor shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Section 2(f), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which the Investor’s counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2(f), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not name the Investor as an “underwriter” in such Registration Statement without the prior written consent of the Investor (provided that, in the event the Investor withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of the Investor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires the Investor to be named as an “underwriter” in such Registration Statement or the Investor otherwise consents in writing to being so named).

6

(g)
Underwritten Offering.

(i)
At any time following the effectiveness of the Registration Statement required by Section 2(a) and the expiration of the Restricted Period (as defined in the Investor Rights Agreement), the Investor may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such Registration Statement (an “Underwritten Offering”), provided that the Investor may not demand more than one (1) Underwritten Offering during the Registration Period. A request for an Underwritten Offering shall be made by giving written notice to the Company (the “Takedown Notice”). The Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Underwritten Offering. The Company shall enter into an underwriting agreement in a form as is customary in underwritten offerings of securities by the Company with the managing underwriter selected by the Company (which managing underwriter shall be subject to approval of the Investor, which approval shall not be unreasonably withheld) and shall take all such other reasonable actions as are requested by the managing underwriter in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement. In connection with any Underwritten Offering contemplated by this Section 2(f), subject to Sections 2(d) and 3(e), the underwriting agreement into which the Investor and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company.

(ii)
In connection with an Underwritten Offering, if the managing underwriter advises the Company that in its opinion the number of Registrable Securities proposed to be included in such offering (inclusive of any shares of Common Stock that the Company intends to include in the Underwritten Offering as part of a primary issuance) exceeds the maximum number of shares of Common Stock that can be sold in such offering without being likely to materially delay or jeopardize the success or timing of the offering (including the price per share of Common Stock proposed to be sold in such offering), the Company shall include in such Underwritten Offering the Registrable Securities of the Investor based on the total amount of Registrable Securities requested to be included therein by the Investor that can be sold without exceeding such maximum number of share of Common Stock.

3.
Related Company Obligations. With respect to the Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2 hereof, including on the Initial Registration Statement or on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)
Notifications. The Company will promptly notify the Investor of the time when any subsequent amendment to the Initial Registration Statement or any New Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or where a receipt has been issued therefor or any subsequent supplement to a Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus or for additional information.

(b)
Amendments. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Initial Registration Statement, any New Registration Statement or any Prospectus, as applicable, that, (i) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the distribution of all of the Registrable Securities covered thereby, or (ii) in the reasonable opinion of the Investor and the Company, as may be necessary or advisable in connection with any acquisition or sale of Registrable Securities by the Investor.

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(c)
Investor Review. The Company will not file any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus, other than documents incorporated by reference, relating to the Investor, the Registrable Securities or the transactions contemplated hereby unless (i) the Investor and its counsel shall have been advised and afforded the opportunity to review and comment thereon at least three (3) Business Days prior to filing with the SEC and (ii) the Company shall have given reasonable due consideration to any comments thereon received from the Investor or its counsel.

(d)
Copies Available. The Company will furnish to the Investor and its counsel copies of the Initial Registration Statement, any Prospectus thereunder (including all documents incorporated by reference therein), any Prospectus supplement thereunder, any New Registration Statement and all amendments to the Initial Registration Statement or any New Registration Statement that are filed with the SEC during the Registration Period (including all documents filed with or furnished to the SEC during such period that are deemed to be incorporated by reference therein), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor that are covered by such Registration Statement, in each case as soon as reasonably practicable upon the Investor’s request and in such quantities as the Investor may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document to the Investor to the extent such document is available on EDGAR.

(e)
Notification of Stop Orders; Material Changes. The Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (i) of the Company’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to the Registration Statement or any Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, or any New Registration Statement, or of the Company’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any Prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance of specific reasons of any of the events set forth in clause (i) to (iii) of the immediately preceding sentence (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest practicable time. The Company shall furnish to the Investor, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Company or its representatives relating to the Initial Registration Statement, any New Registration Statement or any Prospectus, or Prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (iii) of the second sentence of this Section 3(e), the Company will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under Registration Statements may resume; provided, however, that if the Company has a bona fide business purpose for not making such information public, the Company may suspend the use of all Registration Statements for up to 60 consecutive calendar days; provided, further, that the Company may not suspend the use of all Registration Statements more than twice, or for more than 90 total calendar days, in each case during any twelve-month period.

8

(f)
Confirmation of Effectiveness. If reasonably requested by the Investor at any time in respect of any Registration Statement, the Company shall deliver to the Investor a written confirmation (email being sufficient) from the Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities.

(g)
Listing. The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Nasdaq Global Market.

(h)
Compliance. The Company shall otherwise use best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investor in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(h), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

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(i)
Blue-Sky. The Company shall register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(i), (B) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(i), or (C) file a general consent to service of process in any such jurisdiction.

(j)
Rule 144. With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (A) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (1) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (2) such date as there are no longer Registrable Securities; (B) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; (C) furnish electronically to the Investor upon request, as long as the Investor owns Registrable Securities, (1) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (2) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (3) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(k)
Cooperation. The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request to the extent permitted by such Registration Statement or Rule 144 to effect sales of Registrable Securities; for the avoidance of doubt, the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

(l)
Underwritten Offering. In the case of an Underwritten Offering requested pursuant to Section 2(f), the Company shall use its reasonable best efforts to (i) cause the Company’s independent accountants to provide customary “cold comfort” letters to the underwriters of such Underwritten Offering in connection therewith and (ii) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith.

4.
Obligations of the Investor.

(a)
Investor Information. The Investor shall provide a completed Investor Questionnaire in the form attached hereto as Exhibit B in connection with the registration of the Registrable Securities.

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(b)
Suspension of Sales. The Investor agrees that, upon receipt of any notice from the Company of the existence of an Allowed Delay or a Suspension Event as set forth in Section 3(e) hereof, the Investor will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of a notice from the Company confirming the resolution of such Allowed Delay or Suspension Event and that such dispositions may again be made; provided, for the avoidance of doubt, that the foregoing shall not limit the right of the Investor to sell or otherwise dispose of the Registrable Securities pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act or to settle a transaction pursuant to a Registration Statement as to which a contract for such sale was entered into prior to the Investor’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event. The Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Investor in accordance with any sale of Registrable Securities pursuant to a Registration Statement with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event.

(c)
Investor Cooperation. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement or New Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(d)
Lockup. The Investor shall, in connection with an Underwritten Offering requested pursuant to Section 2(f) in which the Investor participates, upon the request of the underwriters managing such Underwritten Offering, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than that included in such Underwritten Offering) and such other customary exceptions agreed to by the managing underwriters for an Underwritten Offering, without the prior written consent of the underwriters for such period of time as such underwriters may specify, but in no event to exceed 90 days from the date of the final Prospectus with respect to each such underwritten offering.

5.
Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investor shall be borne by the Investor.

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6.
Indemnification.

(a)
To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement or reasonable and documented expenses, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, or (ii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Investor or such Indemnified Person specifically for use in such Registration Statement or prospectus and was reviewed and approved in writing by the Investor or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any prospectus or any such amendment thereof or supplement thereto (and actually included therein after the Company provided the Investor a draft for review in a timely manner); (B) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a Violation; and (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 8. In connection with an Underwritten Offering requested pursuant to Section 2(f) in which the Investor participates, the Company shall indemnify each participating underwriter to substantially the same extent as provided above with respect to the indemnification of the Investor.

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(b)
In connection with the Initial Registration Statement, any New Registration Statement or any prospectus, the Investor agrees to indemnify, hold harmless and defend, the Company, each of its directors, each of its officers who signed the Initial Registration Statement or signs any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with information about the Investor furnished in writing by the Investor to the Company and reviewed and approved in writing by the Investor or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Investor in connection with any claim relating to this Section 6 and the amount of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by any Investor pursuant to Section 8. In connection with an Underwritten Offering requested pursuant to Section 2(f) in which the Investor participates, the Investor shall indemnify each participating underwriter to substantially the same extent as provided above with respect to the indemnification of the Company.

(c)
Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

13

(d)
The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

(e)
The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.
Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (a) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (b) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.

8.
Assignment of Registration Rights. The Company shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Investor; provided, however, that in any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company is a party and in which the Registrable Securities are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction, and the prior written consent of the Investor shall not be required for such transaction.

14

The Investor may transfer or assign its rights hereunder, in whole or from time to time in part, only (a) by operation of law, (b) if such transferee is a Permitted Transferee (as defined in the Investor Rights Agreement) of not fewer than 1,500,000 Registrable Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) or (c) if such transfer is not made in accordance with clauses (a) and (b), with express prior written consent of the Company, provided, in each case, that (i) the Investor complies with all laws applicable thereto, and the provisions of the Purchase Agreement and the Investor Rights Agreement, (ii) the Company is given written notice prior to any transfer or assignment, stating the name and address of each transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred and (iii) that any such transferee shall not be entitled to the rights provided in this Agreement unless each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Investor under this Agreement. Notwithstanding anything to the contrary contained in this Section 8, the Investor may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and permitted assigns.

9.
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, or waived only by a written instrument executed by (a) the Company and (b) the Investor.

10.
Miscellaneous.

(a)
Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

If to the Company, addressed as follows:

Anteris Technologies Global Corp.
860 Blue Gentian Road, Suite 340
Eagan, Minnesota 55121
Attention: General Counsel
Email: generalcounsel@anteristech.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP	Sidley Austin LLP
One South Dearborn	555 California Street, Suite 2000
Chicago, Illinois 60603	San Francisco, California 94104
Attention: Beth E. Berg	Attention: Carlton Fleming
Email: bberg@sidley.com	Email: cfleming@sidley.com

15

If to the Investor, addressed as follows:

c/o Medtronic, Inc.
Medtronic Operational Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5604
Attention: Chris Eso; Peter Shimabukuro
Email:  chris.e.eso@medtronic.com; peter.t.shimabukuro@medtronic.com with a copy to (which shall not constitute notice):

Fredrikson & Byron, P.A.
60 South Sixth Street; Suite 1500
Minneapolis, Minnesota 55402
Attention: Christopher Melsha, Andrew Nick
Email: cmelsha@fredlaw.com; anick@fredlaw.com

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(b)
Consent to Electronic Notice. The Investor consents to the delivery of any stockholder notice pursuant to Section 232 of the Delaware General Corporation Law, as amended or superseded from time to time, at the e-mail address set forth in Section 10(a), as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

(c)
Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(d)
Governing Law. The provisions of Section 8.5 of the Purchase Agreement are incorporated by reference herein mutatis mutandis.

(e)
Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

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(g)
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h)
Contract Interpretation. This Agreement is the joint product of the Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i)
No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

(j)
Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(k)
Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of the Investor or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of the Investor or of any affiliates or assignees thereof, as such for any obligation of the Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)
Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

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(m)
Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

COMPANY:

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:
Wayne Paterson
Vice Chairman and Chief Executive Officer

Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

INVESTOR:

COVIDIEN GROUP S.À.R.L.

By:
Name:	Salvador Sens
Title:	General Manager

Registration Rights Agreement

EXHIBIT A

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholder shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

EXHIBIT B

Investor Questionnaire

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Investor

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Investor:

Telephone:

E-Mail:

Contact Person:

3.	Broker-Dealer Status:

	(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(d)
If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Investor.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Investor:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE TO: [●]

EXHIBIT B

Form of Investor Rights Agreement

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is dated as of January 22, 2026, by and between Anteris Technologies Global Corp., a Delaware corporation (the “Company”), and Covidien Group S.à r.l., a Luxembourg company (the “Investor”).

WHEREAS, the Company and the Investor entered into a Stock Purchase Agreement, dated as of January 20, 2026 (the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions of the Purchase Agreement, the Company agreed to issue to the Investor, and the Investor agreed to purchase, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Purchase Agreement; and

WHEREAS, in connection with and pursuant to the Purchase Agreement, the Company and the Investor wish to set forth certain terms and conditions regarding the Investor’s ownership of the Shares and to establish certain rights, restrictions and obligations of the Company and the Investor with respect to the Shares and other matters.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.           Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Acquisition Proposal” has the meaning set forth in Section 8(a)(i).

“Activist Stockholder” means, as of any date of determination, a Person (other than the Investor, the Company and their respective Affiliates (and, in the case of the Investor, the Investor’s Permitted Transferees)) that has, directly or indirectly, whether individually or as a member of a group, within the three (3)-year period immediately preceding such date of determination (a) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (b) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (c) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case, which election or removal was not recommended or approved publicly (at the time such election or removal was first sought) by the board of directors or (d) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person; provided that, for purposes of this Agreement, neither the Investor nor the Board Observer shall be deemed to be an Affiliate of the Company, and neither the Company nor any of its directors or subsidiaries shall be deemed to be an Affiliate of the Investor or the Board Observer.

“Agreement” has the meaning set forth in the recitals.

“ASX” means the ASX Limited (ABN 98 008 624 691) or the financial market operated by it known as the “Australian Securities Exchange”, as the context requires.

“Beneficially Own,” “Beneficial Owner” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Board” or “Board of Directors” means the board of directors of the Company.

“Board Observer” has the meaning set forth in Section 7(a).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Australia or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CDI” means a CHESS Depositary Interest, being a financial product quoted on the ASX which represents a unit of beneficial ownership in an equity security of a company.

“Clayton Act” has the meaning set forth in Section 7(f).

“Closing Date” has the meaning ascribed to such term in the Purchase Agreement.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Competing Proposal” has the meaning set forth in Section 8(c).

“Competitor” means any Person that is engaged in the business of structural heart therapeutics.

“Confidentiality Agreement” has the meaning set forth in Section 8(e).

“Corporations Act” means the Corporations Act 2001 (Cth).

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such derivative security conveys any voting rights in any Equity Security, (b) such derivative security is required to be, or is capable of being, settled through delivery of any Equity Security or (c) other transactions hedge the value of such derivative security.

“Election Notice” has the meaning set forth in Section 2(b).

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“Equity Securities” means any and all (a) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (b) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of a corporation, and securities convertible into or exchangeable for any equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), and (c) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, rights, options or other interests are authorized or otherwise existing on any date of determination and includes CDIs over Common Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Fully Diluted Basis” means all outstanding Common Stock assuming the exercise of all outstanding stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, Common Stock without regard to any restrictions or conditions with respect to the exercisability thereof.

“Fundamental Change Event” has the meaning set forth in Section 4(b).

“Investor” has the meaning set forth in the preamble.

“Minimum Ownership Threshold” has the meaning set forth in Section 2(a).

“Negotiation Right Period” has the meaning set forth in Section 8.

“Observer Termination Date” has the meaning set forth in Section 7(f).

“Participation Notice” has the meaning set forth in Section 2(b).

“Percentage Interest” means, with respect to the Investor, the percentage of Voting Power, determined on the basis of the number of Voting Stock on a Fully Diluted Basis that is Beneficially Owned by the Investor.

“Permitted Transfer” has the meaning set forth in Section 3(d).

“Permitted Transferee” has the meaning set forth in Section 3(e).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be the Nasdaq Global Market.

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“Proposing Person” has the meaning set forth in Section 8(b).

“Public Offering” has the meaning ascribed to such term in the Purchase Agreement.

“Purchase Agreement” has the meaning set forth in the recitals.

“Qualifying Issuance” has the meaning set forth in Section 2(a).

“Restricted Period” has the meaning set forth in Section 3(a).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 22, 2026, between the Company and the Investor.

“Representatives” has the meaning set forth in Section 8(a)(ii).

“Shares” has the meaning set forth in the recitals.

“Standstill Period” has the meaning set forth in Section 4(a).

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Transfer” means (a) any direct or indirect sale, lease, assignment, encumbrance, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, lease, assignment, encumbrance, disposition or other transfer (by operation of law or otherwise), of any Equity Security or (b) to enter into any Derivative Instrument, swap or any other contract, agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Equity Security, whether any such Derivative Instrument, swap, contract, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise or (c) any conversion or “transmutation” of Equity Securities to CDIs (or vice versa).

“Voting Power” shall mean the number of votes entitled to then be cast by the Voting Stock of the Company at any election of directors of the Company; provided that, for the purpose of determining Voting Power, each share of preferred stock of the Company, if any, shall be deemed to be entitled to the number of votes equal to the number of shares of Common Stock into which such share of preferred stock could then be converted.

“Voting Stock” shall mean shares of Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors and any securities convertible, exchangeable for or otherwise exercisable to acquire voting securities, including CDIs over Common Stock.

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2.           Participation Rights.

(a)         So long as the Investor Beneficially Owns at least 75% of the Shares issued to the Investor on the Closing Date (the “Minimum Ownership Threshold”), this Section 2 shall apply with respect to any issuance by the Company of any Equity Securities that are issued after the date hereof (any such issuance, other than those described in clauses (i) through (viii) below, a “Qualifying Issuance”), except for (i) issuances of any shares of Common Stock or options or rights to purchase such shares or other form of equity-based or equity-related awards (including restricted stock units) to employees (or prospective employees who have accepted an offer of employment), directors or consultants, or pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries or of any employee agreements or arrangements or programs in effect as of the Closing Date, or thereafter adopted by the Board of Directors; (ii) issuances of securities pursuant to any merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Company, whereby the Company’s securities comprise, in whole or in part, the consideration paid by the Company in such transaction, which transaction has been approved by the Board of Directors; (iii) issuances of shares of Common Stock upon conversion or exercise of any preferred stock, option or Derivative Instrument, in each case, outstanding as of the Closing Date or, if issued after the Closing Date, were either exempt from the Investor rights under this Section 2(a) or were offered to the Investor in accordance with this Section 2; (iv) by reason of a dividend, stock split or other distribution of Common Stock; (v) issuances of any Equity Securities with respect to which the Investor waives in writing the rights of the Investor pursuant to this Section 2; (vi) issuances of Equity Securities from time to time under an “at-the-market”, equity line of credit or similar offering of securities that is registered with the SEC; (vii) any other public offering or private placement of Equity Securities that results in gross proceeds to the Company of less than $10.0 million; or (viii) the Public Offering.

(b)       If the Company at any time, or from time to time, proposes to effect a Qualifying Issuance at any time when the Investor satisfies the Minimum Ownership Threshold, the Company shall give prompt written notice to the Investor (but in no event later than seven (7) days prior to such issuance, which notice shall set forth the number and type of the Equity Securities anticipated to be issued, the expected issuance date, the offerees or purchasers, the price per Equity Security and all of the other material terms and conditions of such issuance (to the extent known as of such date), which shall be deemed updated by delivery of the final documentation for such Qualifying Issuance to the Investor (the “Participation Notice”). The Investor may, by written notice to the Company (an “Election Notice”) delivered no later than five (5) days after receipt of the Participation Notice, notify the Company of the Investor’s desire to purchase from the Company, for the same price and on the same terms as the Equity Securities are proposed to be offered or sold to others, in the aggregate up to the amount of Equity Securities required to enable the Investor to maintain its Percentage Interest determined immediately prior to the Qualifying Issuance. If an Election Notice is delivered to the Company in accordance with this Section 2(b), the Company will consider in its absolute discretion whether to permit the Investor to acquire any of the Equity Securities that are the subject of the Election Notice; provided, however, that this does not give the Investor any entitlement to acquire any such Equity Securities and any decision to issue such Equity Securities to the Investor is subject to obtaining any required approval of the stockholders of the Company pursuant to the rules or listing standards of Nasdaq, the ASX or any other securities exchange on which the Common Stock is listed. The Investor acknowledges and agrees that:

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(i)         any notice provided under this Section 2(b) (and any other information concerning a Qualifying Issuance) may constitute “inside information” for the purposes of Division 3 of Part 7.10 of the Corporations Act and may not be disclosed to any Person other than to employees, officers and outside legal counsel and financial advisors of the Investor on a confidential basis; and

(ii)         it will comply with its obligations under Division 3 of Part 7.10 of the Corporations Act, it being understood and agreed that such compliance will not prevent the Investor from purchasing any Equity Securities issued by the Company in response to a Participation Notice.

(c)         If the Investor does not issue an Election Notice in connection with any Qualifying Issuance, then the Investor’s rights under this Section 2 shall terminate with respect to such Qualifying Issuance, and the Investor shall have no further rights under this Section 2 with respect to purchasing any Equity Securities of the Company in such Qualifying Issuance.

3.           Transfer Restrictions.

(a)       Other than Permitted Transfers, the Investor shall not Transfer any Shares during the period commencing on the Closing Date and continuing until the date that is sixteen (16) months following the Closing Date (such period, the “Restricted Period”).

(b)         Following the expiration of the Restricted Period and until the third anniversary of the Closing Date, the Investor may at any time Transfer any Shares, provided such Transfer:

(i)          is effected in accordance with all applicable laws and the other terms and conditions of this Agreement;

(ii)      is made pursuant to a registered offering or in accordance with an exemption from registration under applicable securities law;

(iii)        without the prior written consent of the Company, is not to any Activist Stockholder or Competitor, in each case, other than in a Transfer effected solely through one or more open market transactions; and

(iv)      on any given Trading Day, is not in an amount of Shares greater than 5.0% of the average daily trading volume of the Common Stock for the 30-Trading Day period immediately preceding the date of such Transfer.

(c)       During the Restricted Period, the Company may impose stop-transfer instructions and may stamp each certificate representing the Shares with an appropriate legend to enforce the provisions of Section 3(a), provided that the Company agrees to take any and all actions required to remove such stop-transfer instructions or stamp promptly upon the expiration of the Restricted Period.

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(d)          “Permitted Transfer” means, in each case so long as such Transfer is in accordance with applicable law:

(i)          a Transfer of Shares to any Affiliate of the Investor, so long as such transferee, to the extent it has not already done so, executes and delivers to the Company in advance of such Transfer a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such transferee agrees to be bound by the terms of this Agreement;

(ii)         a Transfer of Shares in connection with any transaction approved by the Board of Directors or in connection with a tender offer into which a majority of the stockholders of the Company other than the Investor and its Affiliates have tendered their shares of Common Stock;

(iii)        a Transfer of Shares to the Company; or

(iv)       a Transfer of Shares following a voluntary filing by the Company of a petition for relief under the United States Bankruptcy Code.

(e)          “Permitted Transferee” means, any transferee that receives Shares pursuant to Sections 3(d)(i) or (ii).

4.           Standstill.

(a)         From and after the Closing Date until the date that is sixteen (16) months following the Closing Date (the “Standstill Period”), without the prior written consent of the Board of Directors, neither the Investor nor any of its Affiliates shall (or assist, advise, act in concert or participate with or encourage others to), directly or indirectly:

(i)         acquire (or agree, offer, seek or propose to acquire, in each case, publicly or privately), by purchase, tender offer, exchange offer, agreement or business combination or in any other manner, any ownership, including, but not limited to, Beneficial Ownership, of any material assets or businesses or any securities of the Company or any direct or indirect subsidiary thereof, or any rights or options to acquire such ownership (including from any third party);

(ii)        publicly or privately (other than privately to the Board of Directors or the Chief Executive Officer of the Company) offer to enter into, or publicly or privately (other than privately to the Board of Directors) propose, any merger, business combination, recapitalization, restructuring or other extraordinary transaction with the Company or any direct or indirect subsidiary thereof;

(iii)        initiate any stockholder proposal or the convening of a stockholders’ meeting of or involving the Company or any direct or indirect subsidiary thereof;

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(iv)      solicit proxies (as such terms are defined in Rule 14a‑1 under the Exchange Act), whether or not such solicitation is exempt pursuant to Rule 14a‑2 under the Exchange Act, with respect to any matter from, or otherwise seek to influence, advise or direct the vote of, holders of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for (in each case, whether currently or upon the occurrence of any contingency) such capital stock, or make any communication exempted from the definition of solicitation by Rule 14a‑1(l)(2)(iv) under the Exchange Act;

(v)        otherwise seek or propose to influence, advise, change or control the management, the Board of Directors, governing instruments, affairs or policies of the Company or any direct or indirect subsidiary thereof, including by nominating, recommending for nomination or giving notice of any intent to nominate a person for election to the Board of Directors or seeking or proposing to remove any person from the Board of Directors, or demand an inspection of the Company’s books and records, provided that nothing in this Section 4(a)(v) shall limit any action of the Board Observer acting in his or her role of Board Observer;

(vi)        enter into any discussions, negotiations, agreements, arrangements or understandings with any other Person with respect to any matter described in the foregoing clauses (i) through (v) or form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) to vote, acquire or dispose of any securities of the Company or any of its subsidiaries;

(vii)      make any “books and records” demands against the Company or make application or demand to a court or other Person for an inspection, investigation or examination of the Company or its Affiliates (whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise);

(viii)      request that the Company (or the Board of Directors) amend, waive, grant any consent under or otherwise not enforce any provision of this Section 4, or refer to any desire or intention, but for this Section 4, to do so or take any action challenging the validity or enforceability of this Section 4; or

(ix)       make any public disclosure, or take any action that could reasonably be expected to require the Investor or any of its Affiliates or the Company to make a public disclosure, with respect to any of the matters set forth in this Agreement.

(b)         Notwithstanding anything in this Section 4 to the contrary, the Investor may make requests (but only privately to the Company and not publicly) for amendments, waivers, consents under or agreements not to enforce this Section 4 and may make proposals or offers (but only privately to the Company and not publicly) regarding the transactions contemplated by this Section 4, in each case, at any time after a Fundamental Change Event. A “Fundamental Change Event” means the Company has after the date of this Agreement entered into a definitive written agreement providing for (i) any acquisition of a majority of the voting securities of the Company by any Person or group, (ii) any acquisition of a majority of the consolidated assets of the Company and its subsidiaries by any Person or group or (iii) any tender or exchange offer, merger or other business combination or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction (provided that, in the case of any transaction covered by the foregoing clause (iii), immediately following such transaction, any Person (or the direct or indirect stockholders of such Person) will Beneficially Own a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction). For purposes of this Section 4, the following will be deemed to be an acquisition of Beneficial Ownership of securities (in addition, not in lieu of, the methods described in the definition above): (1) establishing or increasing a call equivalent position, or liquidating or decreasing a put equivalent position, with respect to such securities within the meaning of Section 16 of the Exchange Act; or (2) entering into any swap or other arrangement that results in the acquisition of any of the economic consequences of ownership of such securities, whether such transaction is to be settled by delivery of such securities, in cash or otherwise.

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5.           Agreement to Vote Shares.

(a)        During the Standstill Period, at every stockholder meeting of the Company, and at every adjournment or postponement thereof, the Investor shall, and shall cause each of its Affiliates to, cause all shares of Common Stock Beneficially Owned by it as of the record date to be counted as present for purposes of establishing a quorum.

(b)         During the Standstill Period, at each stockholder meeting of the Company, and at every adjournment or postponement thereof, the Investor shall, and shall cause each of its Affiliates to, cause all shares of Common Stock Beneficially Owned by it as of the record date for such meeting to be voted in accordance with the recommendations of the Board of Directors with respect to all proposals submitted to the stockholders of the Company, in each case as the Board of Directors’ recommendation is set forth in the definitive proxy statement filed by the Company in respect of such stockholder meeting. In furtherance of the foregoing, the Investor shall deliver to the Company upon the Company’s written request, with respect to any shares of Common Stock Beneficially Owned by the Investor and its Affiliates, executed proxies naming the proxies appointed by the Company, so that the Company may vote such shares of Common Stock in the manner described in this Section 5(b).

6.         Collaboration. The Company and the Investor agree to engage in good faith discussions regarding potential collaboration opportunities with respect to manufacturing, co-development and co-commercialization of the Company’s products and such other matters as may be agreed to between the Company and the Investor from time to time. Notwithstanding anything to the contrary herein (a) such discussions shall be non-exclusive, and nothing in this Agreement shall restrict the Company or the Investor from pursuing, negotiating or entering into any similar or dissimilar collaboration, manufacturing, supply, development, commercialization or other commercial arrangements with any third party, (b) neither this Agreement nor any such discussions shall be deemed to create, and nothing herein shall be construed as creating, any obligation of exclusivity, any partnership, joint venture or agency relationship, or any binding commitment of any kind and (c) the parties agree to implement appropriate information sharing protocols, which may include a clean team, for the management of competitively sensitive information as part of any good faith discussions. No intellectual property rights, licenses (express or implied), technology rights, manufacturing rights, supply obligations, pricing commitments, minimum purchase requirements or other commercial obligations shall arise or be deemed granted by virtue of this Agreement or any discussions contemplated hereby, unless and until the parties enter into a separate definitive written agreement expressly addressing such matters and executed by both parties. Each party acknowledges and agrees that any collaboration, if any, shall be subject to customary internal approvals, competition law advice, any necessary regulatory approvals or structures and the negotiation and execution of mutually acceptable definitive documentation, and either party may discontinue discussions at any time for any reason or no reason without liability.

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7.           Board Observer; Information Rights.

(a)         From and after the Closing Date until the Observer Termination Date, the Investor shall have the right to designate one non-voting Board observer (the “Board Observer”).

(b)        The Board Observer (i) must be reasonably acceptable to the Board (as determined by a majority of the members of the Board) and (ii) shall enter into a customary confidentiality agreement reasonably acceptable to the Company. The Board Observer shall not have the right to vote on any matter presented to the Board or any committee thereof but, subject to the Board Observer’s compliance with the immediately preceding sentence, shall have the right to (A) receive the same materials distributed to members of the Board substantially at the same time such materials are distributed to members of the Board and (B) otherwise fully participate in meetings and discussions of the Board, except for the right to vote, as if he or she were a member of the Board; provided, however, that notwithstanding the foregoing, (x) the Board Observer shall not be entitled to receive any minutes related to any Board meeting that took place prior to the Closing Date and (y) the Company shall not be required to provide the Board Observer with any materials, and shall be entitled to exclude the Board Observer from any meeting or portion thereof, if, in the written advice of counsel reasonably describing the rationale for exclusion, access to such materials or attendance at such meeting (or portion thereof) would reasonably be expected to (I) adversely affect the attorney-client privilege between the Company and its counsel, (II) result in disclosure of trade secrets, (III) create or relate to any matter with respect to which there is any actual or potential conflict of interest between the Company or any of its Affiliates, on the one hand, and the Board Observer or the Investor, on the other hand, or (IV) violate applicable law or stock exchange regulation. The Board Observer shall not be entitled to receive from the Company or any of its Affiliates any compensation or reimbursement of expenses, costs or any fees in connection with the Board Observer’s attendance at meetings of the Board or otherwise.

(c)       The Board Observer shall, prior to the Board Observer’s designation, provide any and all information as shall be reasonably requested by the Board (including the completion of a customary directors’ and officers’ questionnaire). The Investor shall direct the Board Observer to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members generally (as if the Board Observer were a director), including the Company’s code of business conduct and ethics, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines; provided that the Investor and the Company acknowledge and agree that no share ownership requirement shall apply to the Board Observer and the Board Observer shall not have or be deemed to have any fiduciary duties to the Company or its stockholders.

(d)        The Board Observer shall submit and direct all requests for information only to the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company and shall not, except with the prior written consent of the Company, contact any other employee of the Company or any of its Affiliates in their capacities as such.

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(e)         Nothing in this Agreement shall entitle the Investor or any of its Affiliates to access any facility of, or to obtain any information from, the Company or any of its Affiliates except as specifically provided in Section 2, this Section 7 or Section 8.

(f)         The Investor’s right to designate a Board Observer, and the rights of the Board Observer under this Section 7, shall terminate and be of no further force and effect upon the earlier of the date (such date, the “Observer Termination Date”) on which: (i) the Investor ceases to meet the Minimum Ownership Threshold; (ii)(A) the Company provides notice to the Investor that in the written advice of counsel no de minimis exemption under Section 8(a)(2) of the Clayton Antitrust Act of 1914 (the “Clayton Act”) is satisfied and (B) within 10 Business Days of receipt of such notice, the Investor has not provided notice to the Company that the Investor has made a good faith determination that a safe harbor with respect to Section 8 of the Clayton Act is applicable based on the written advice of counsel; (iii) the Investor breaches Section 4 of this Agreement; (iv) following the Standstill Period, the Investor takes any of the actions set forth in Section 4(a) of this Agreement; and (v) the Investor or the Board Observer materially breach any clean team agreement or any provision addressing competitively sensitive information of the Company in any confidentiality agreement with the Company.

8.          Right to Negotiate. The Company agrees to comply with the following requirements during the period beginning on the Closing Date and ending on the date of the U.S. Food and Drug Administration’s approval of the Company’s Class III medical device (so long as the Investor meets the Minimum Ownership Threshold and an event or occurrence described in clauses (iii) or (iv) of the definition of Observer Termination Date has not occurred) (the “Negotiation Right Period”):

(a)          Definitions. For purposes of this Section 8:

(i)          “Acquisition Proposal” means any bona fide proposal or offer, whether written or oral, from any Person or group (as defined in Section 13(d)(3) of the Exchange Act) providing for (A) any acquisition of a majority of the voting securities of the Company by any Person or group, (B) any acquisition of a majority of the consolidated assets of the Company and its subsidiaries by any Person or group or (C) any tender or exchange offer, merger or other business combination or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction (provided that, in the case of any transaction covered by the foregoing clause (C), immediately following such transaction, any Person (or the direct or indirect stockholders of such Person) will Beneficially Own a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction).

(ii)        “Representatives” shall mean, as to the Company, the Company’s directors, officers, investment bankers and legal counsel.

(b)        Notice of Acquisition Proposals. Subject to the provisions of Section 8(e), the Company shall promptly (and in any event within five (5) Business Days) notify the Investor in writing of the receipt by the Company or any of its Representatives of any Acquisition Proposal, which notice shall include the material terms and conditions thereof but need not identify the Person making such Acquisition Proposal (the “Proposing Person”). Any notice provided under this Section 8(b) (and any other information concerning any Acquisition Proposal) may constitute “inside information” for the purposes of Division 3 of Part 7.10 of the Corporations Act and may not be disclosed to any Person other than to employees, officers and outside legal counsel and financial advisors of the Investor on a confidential basis, and the Investor agrees that it will comply with its obligations under Division 3 of Part 7.10 of the Corporations Act.

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(c)        Access and Engagement; Good Faith Negotiation Right. Subject to Section 8(e), following delivery of any notice under Section 8(b), the Company shall, and shall cause its Representatives to: (i) within five (5) Business Days after the Investor has fully complied with Section 8(e), provide the Investor and its representatives with all information provided by the Company to the Proposing Person prior to the Company’s receipt of the applicable Acquisition Proposal; and (ii) for a period of ten (10) Business Days following the provision of such information, continue to provide to the Investor information that the Company provides to the Proposing Person (to the extent reasonably practicable, substantially at the same time as such information is provided to the Proposing Person) and negotiate in good faith with the Investor to enable the Investor to deliver to the Company a written offer that the Investor in good faith believes is reasonably expected to be at least as favorable to the Company’s stockholders, from a financial point of view and taking into account all terms and conditions (including certainty and timing of closing), as the applicable Acquisition Proposal (a “Competing Proposal”).

(d)       No Binding Obligation to Accept Investor Proposal. Nothing in this Section 8 requires the Board of Directors to approve, authorize or recommend any proposal by the Investor or prohibits the Board of Directors from taking or failing to take any action that the Board of Directors determines in good faith (after consultation with outside counsel) is required to comply with its fiduciary duties under applicable law; provided that the Company shall not enter into any definitive agreement with respect to any Acquisition Proposal at any time during the Negotiation Right Period (or within five Business Days after the expiration of the Negotiation Right Period, but only if the Investor has indicated in writing to the Company during the Negotiation Right Period that the Investor intends to deliver a Competing Proposal), unless the Company has complied with its obligations under this Section 8. If at any time after the date of this Agreement the Investor fails to meet the Minimum Ownership Threshold, the Company shall have no obligations under this Section 8.

(e)        Confidentiality; Standstills. As a condition to receiving a notice under Section 8(b) or information or access under Section 8(c), the Investor shall promptly, but in any event within two Business Days after receiving any notice pursuant to Section 8(b), (i) provide written notice to the Company of the Investor’s desire to provide a written Acquisition Proposal to the Company and (ii) enter into a confidentiality agreement with the Company on terms no less favorable to the Company than those contained in the confidentiality agreement between the Company and the Proposing Person (or, if none, enter into a confidentiality agreement with the Company on terms no less favorable to the Company than the confidentiality agreement, dated as of June 25, 2024 (the “Confidentiality Agreement”), between the Company and the Investor), and the Company may withhold competitively sensitive information pending the execution of customary “clean team” or joinder arrangements. The Company and the Investor agree that the duration of the Confidentiality Agreement shall be deemed to be extended, without any further action by the parties, and the terms of the Confidentiality Agreement shall apply to any information provided by the Company to the Investor under Section 8(b), unless or until the Company and the Investor enter into a subsequent or superseding confidentiality agreement pursuant to the foregoing provisions of this Section 8(e). The Company shall waive, to the extent necessary to give full effect to this Section 8, the provisions of Section 4 of this Agreement and any other standstill or similar contractual restriction then applicable to the Investor solely to permit the Investor to make and negotiate proposals to the Company pursuant to this Section 8.

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9.           Miscellaneous Provisions.

(a)         Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

If to the Company, addressed as follows:

Anteris Technologies Global Corp.
860 Blue Gentian Road, Suite 340
Eagan, Minnesota 55121
Attention: General Counsel
Email: generalcounsel@anteristech.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Beth E. Berg Email: bberg@sidley.com	Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, California 94104 Attention: Carlton Fleming Email: cfleming@sidley.com

If to the Investor, addressed as follows:

c/o Medtronic, Inc.
Medtronic Operational Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5604
Attention: Chris Eso; Peter Shimabukuro
Email: chris.e.eso@medtronic.com; peter.t.shimabukuro@medtronic.com with a copy to (which shall not constitute notice):

Fredrikson & Byron, P.A.
60 South Sixth Street
Suite 1500
Minneapolis, Minnesota 55402
Attention: Christopher Melsha; Andrew Nick
Email: cmelsha@fredlaw.com; anick@fredlaw.com

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Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(b)        Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(c)          Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(i)        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(ii)         The Company and the Investor hereby irrevocably and unconditionally:

(A)          submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware);

(B)         consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(C)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9(a) or at such other address of which the other party shall have been notified pursuant thereto;

(D)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (A) are not available despite the intentions of the parties hereto;

(E)         agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

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(F)          agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(G)         irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

(d)        Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(e)       Assignment. Except as otherwise provided in Section 3(d)(i), neither of the parties may assign its rights or obligations under this Agreement (other than by operation of law) or designate another Person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Investor, and (y) the Investor, in the case of the Company; provided that (A) the Company may assign its rights or obligations under this Agreement in connection with the sale or other disposition of all or substantially all of the Company’s assets and (B) the Investor may assign its rights and obligations under this Agreement in connection with any Permitted Transfer under Section 3(d)(i). Except as otherwise provided in Section 3(d)(i), in the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

(f)          Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other Beneficial Owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third-party beneficiary with respect to this Agreement or the transactions contemplated hereby.

(g)         Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h)        Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

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(i)          Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor. The Company, on the one hand, and the Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the Investor or the Company, respectively.

(j)        Contract Interpretation. This Agreement is the joint product of the Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against either party hereto. For purposes of this Agreement, the word “or” is not exclusive.

(k)         Specific Performance. Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by such party. It is accordingly agreed that the parties hereto shall be entitled to equitable relief hereunder, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate. Each party hereto irrevocably agrees to waive any bonding requirement under any applicable law, in the case the other party seeks to enforce the terms hereof by way of equitable relief and consents to service of process by a reputable overnight mail delivery service, signature requested, at such party’s address as set forth in Section 9(a) or as otherwise provided by applicable law.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:
Wayne Paterson
Vice Chairman and Chief Executive Officer

Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

COVIDIEN GROUP S.À.R.L.

By:
Name:	Salvador Sens
Title:	General Manager

Investor Rights Agreement